Exhibit 5.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 (the “F-10”) of Acreage Holdings, Inc. of our report dated April 29, 2019 relating to the consolidated financial statements of Acreage Holdings, Inc. for the year ended December 31, 2018 appearing in Exhibit 4.5 of this Registration Statement.

We also consent to the reference to us under the heading “Interests of Experts” in the prospectus contained in the F-10.

/s/ MNP LLP

Toronto, Canada

June 24, 2019